UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2007

ELITE ARTZ, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-52020	90-0201309
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

251 JEANELL DRIVE SUITE 3 CARSON CITY NV 89703

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 801-244-2423

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

 (17 CFR 240.14d-2(b))

☐

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

1.01 On February 16, 2006, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with WISHTOP Group Limited (“WISHTOP”), Grace Well Holdings Limited (“GRACE WELL”), Cheung Kai, the shareholder of WISHTOP and Feng Di, the shareholder of GRACE WELL (collectively, the “Shareholders”).  Pursuant to the terms of the Share Exchange Agreement, ELTZ shall acquire a 100% ownership interest in WISHTOP and a 100% ownership interest in GRACE WELL from the Shareholders.  Consideration to be paid by ELTZ to the Shareholder shall be a total of 93,881,200 shares of its common stock (the “Exchange Shares”) in exchange for 100% of the ownership interests in each of WISHTOP and GRACE WELL. The Exchange shall take place according to the terms of the Share

Exchange Agreement and in accordance with applicable law.  Immediately following completion of the share exchange transaction through the issuance of the Exchange Shares, ELTZ shall have a total of approximately 100,000,000 shares of its common stock issued and outstanding. The Share Exchange Agreement will close subject to the provisions and conditions of the Share Exchange Agreement and the discretion of the parties.  The transaction set forth in the Share Exchange Agreement has not yet closed.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The Share Exchange Agreement is incorporated by reference and attached hereto as Exhibit 2.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2007

Elite Artz, Inc.

By:	/s/ Wong Nga Leung
Wong Nga Leung
Director

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